September 13, 2000

Office of the Chief Accountant
Securities and Exchange Commission

450 Fifth Street NW
Washington, D.C. 20549

Re:      Win-Gate Equity Group, Inc.
         Commission File Number 0-6770

Dear Sir/Madam:

We were previously the principal accountants for Win-Gate Equity Group, Inc. during its development state and under the date of April 13, 2000, we reported on the financial statements of the Company as of December 31, 1999 and 1998 and for the years then ended.

We have read the Company's statements included under item 4 of its current report on Form 8-K dated September 21, 2000. We agree with the statements contained in the third paragraph therein. We have no basis to agree or disagree with the other statements of the registrant contained therein.

/s/  LONDON WITTE & COMPANY, P.A.
---------------------------------
Certified Public Accountants
Fort Lauderdale, Florida

3101 N. Federal Highway, Suite 100
Fort Lauderdale, FL  33306
Telephone (954) 566-4400


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